IMPORTANT !


PLEASE SEND IN YOUR PROXY

You are urged to sign and send in your proxy at once even though you now plan to attend the meeting. If you are present at the meeting you may, at your option (by filing written notice thereof, or a later valid proxy, with the Secretary of the Company), void your prior proxy and you may then vote personally on all matters brought before the meeting.



     Attention to this request will reduce the expense incident to a follow-up solicitation of proxies.

                            INTERSTATE POWER COMPANY




                                   NOTICE OF

                                 ANNUAL MEETING

                                      AND

                                PROXY STATEMENT




                               (INSERT LOGO HERE)




                                 Annual Meeting
                                of Stockholders


                                  May 2, 1995

                            INTERSTATE POWER COMPANY

                                1000 Main Street
                                 P.O.  Box 769
                            Dubuque, Iowa 52004-0769

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock of
 INTERSTATE POWER COMPANY:

     NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Interstate Power Company, a Delaware Corporation, will be held in the Interstate Power Company Meeting Room, 1000 Main Street, Dubuque, Iowa, on Tuesday, the second day of May 1995, at two o'clock in the afternoon, Central Daylight Time, for the purpose of considering and voting with respect to the following matters:

     1. The election of two Class I directors to hold office for a term of three years expiring at the annual meeting of stockholders of the Company to be held in 1998, and until their respective successors shall have been duly elected and qualified;

     2. The transaction of such other business as may properly be presented to the meeting. The Company's Board of Directors at this time knows of no such other business.

     For further information with respect to the foregoing, reference is made to the attached Proxy Statement relating to the meeting.

     In accordance with the provisions of the Restated Certificate of Incorporation, as amended, and the By-Laws, as amended, of the Company, the Board of Directors has determined that only holders of Common Stock of record at the close of business on March 3, 1995, will be entitled to notice of and to vote at the meeting.

     If you do not expect to be present at the meeting, please execute the enclosed proxy and return it promptly in the accompanying addressed envelope. Your attention is directed to the attached Proxy Statement.

                              INTERSTATE POWER COMPANY

                              By      J.C. McGOWAN
                                       Secretary

Dated, March 20, 1995

                            INTERSTATE POWER COMPANY

                                1000 Main Street
                                  P.O. Box 769
                            Dubuque, Iowa 52004-0769


                                PROXY STATEMENT
                          MAILING DATE:  MARCH 20,1995


                  ANNUAL MEETING OF STOCKHOLDERS:  MAY 2, 1995


     This Proxy Statement is furnished to the holders of common stock of Interstate Power Company in connection with the solicitation of the enclosed proxy for use at the annual meeting of stockholders of the Company to be held on May 2, 1995, or any adjournment or adjournments thereof.

     An Annual Report to stockholders, including financial statements, which is not intended as a portion of the proxy material was mailed to the stockholders of the Company commencing March 18, 1995.

                                    PROXIES

     The enclosed proxy is solicited by and on behalf of the management of the Company.

     Every proxy delivered, pursuant to this solicitation, is revocable at any time before the authority granted by the proxy is exercised, at the option of the person executing the same, by filing written notice thereof, or a later valid proxy, with the Secretary of the Company.

     In addition to the use of the mails, proxies may be solicited by personal interview, or by telephone, facsimile, or telegraph, and banks, nominees and other custodians and fiduciaries may be reimbursed, where appropriate, for their reasonable out-of-pocket expenses in forwarding soliciting materials to their customers. Proxies may be solicited by officers and regular employees of the Company without compensation therefor additional to their regular salaries. The cost of soliciting proxies will be borne by the Company.

     All shares represented by effective proxies on the forms furnished by and received by the Company will be voted at the meeting or any adjournment thereof in accordance with the terms of such proxies. Any proxy not so furnished to the Company prior to the closing of the voting will be considered not voted for either determination of a quorum or for tabulation of results. A vote of "Abstain" will be counted as a proxy voted in determination of a quorum but will not be included in the tabulation of votes on any matter brought before the meeting.


                                    GENERAL

     The purposes of the meeting are set forth in the attached Notice of Annual Meeting. However, the enclosed proxy gives discretionary authority to the proxy holders named therein should any other matters be presented to the meeting and it is the intention of such proxy holders to take such action in connection therewith as shall be in accordance with their best judgment. The Company contemplates reporting to all common stockholders of record after the meeting as to the action taken at the meeting.

                    STATEMENT RELATIVE TO VOTING OF PROXIES

     The Company's only security entitled to vote at the meeting is its Common Stock, par value $3.50 per share, of which 9,564,287 shares were outstanding on January 1, 1995.

     Only holders of Common Stock of the Company of record at the close of business on March 3, 1995, are entitled to vote at the meeting. Each stockholder is entitled to one vote for each share of Common Stock held as of that date. Any stockholder may vote his shares either in person or by authorized proxy, designating not more than three persons as proxies to vote the shares owned by him. The giving of the enclosed proxy by a stockholder will not affect his right to vote shares if he attends the meeting and desires to vote in person. The enclosed proxy is revocable by the stockholder giving it, provided notice of the revocation is received by the Secretary of the Company prior to the voting of the proxy.

     If a stockholder is a participant in the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"), the enclosed proxy will represent the number of shares registered in the participant's name and/or the number of shares allocated to the participant's account under the Plan. The proxy will serve as the instructions as how to vote shares held in the Plan and/or the shares registered in his own name. If the stockholder does not furnish any proxy to vote the shares registered in his own name, the shares held for his account in the Plan will not be voted.

                             ELECTION OF DIRECTORS


Nominees for Directors

     The Board of Directors is divided into three classes serving staggered terms in accordance with the Company's Restated Certificate of Incorporation, as amended. The number of directors, in accordance with the Company's By-Laws, constituting the full board of directors shall be seven. The terms of Mr. Cordes and Mrs. Hanes will expire at the 1995 annual meeting and each has been nominated for re-election to a term of three years expiring in 1998. In all cases, the directors elected will continue to serve until their respective successors shall have been duly elected and qualified.

     It is intended that the proxies solicited on behalf of the Board of Directors will be voted for the Class I nominees. Mr. Alfred D. Cordes and Mrs. Joyce L. Hanes are the nominees for election as Class I directors of the Company, each to hold office for a term expiring at the 1998 annual meeting and until a successor has been duly elected and qualified.

     In the event that either of the nominees should become unable or for good reason will not serve as a director, it is intended that the proxies will be voted for the election of such other person or persons as shall be designated by the Board of Directors. It is not anticipated that either of the nominees will be unable or unwilling to serve as a director. Except as otherwise indicated, each nominee has been engaged in his or her present principal occupation for at least the past five years.

     The Board recommends a vote FOR the nominees for director.

     Biographical information concerning each of the nominees for re-election and the directors continuing in office is presented on the following pages.

                Nominees For Director For Terms Expiring in 1998
            Class I Directors - Present Terms Expire at 1995 Meeting

(Insert Photograph)           ALFRED D. CORDES, 63, was elected to
                              Interstate Power Company's Board of Directors on January 1, 1992. He was elected Vice
                              President - District Administration and
                              Public Affairs on May 1, 1990. He has also served as District Manager and Executive
                              Assistant prior to being appointed Vice
                              President - District Administration on
                              January 1, 1986. Mr. Cordes is a member of the Executive Committee and the Nominating
                              Committee.

(Insert Photograph)           JOYCE L. HANES, 62, has been a Director of
                              Midwest Wholesale Inc., Mason City, Iowa since 1970. She was elected Chairman of the Board of that Company in May, 1986 and retired from that position in 1988. She was elected a Director of Interstate Power
                              Company on January 1, 1982.  Mrs. Hanes is
                              Chairman of the Audit Committee and is a member of the Compensation Committee.

                           Other Incumbent Directors
        Class II Directors - Present Terms Expire at 1996 Annual Meeting

(Insert Photograph)           JAMES E. BYRNS, 68, is Chairman and Chief
                              Executive Officer of Custom-Pak,  Inc. of
                              Clinton, Iowa, a firm of which he was co-founder in 1974. Mr. Byrns was elected to this position on August 15, 1989. He had been President of that Company since 1980 having served as Executive Vice President from 1974.
                              He was elected to Interstate Power Company's
                              Board of Directors on January 31, 1984.  Mr.
                              Byrns is Chairman of the Nominating Committee and is a member of the Audit Committee.

(Insert Photograph)           GERALD L. KOPISCHKE, 63, was elected to
                              Interstate Power Company's Board of Directors effective July 10, 1992. Mr. Kopischke was elected Vice President - Electric Operations on September 1, 1980. He had served as Director of Electrical Engineering prior to being appointed as Vice President. Mr.
                              Kopischke is a member of the Nominating
                              Committee.

       Class III Directors - Present Terms Expire at 1997 Annual Meeting

(Insert Photograph)           ALAN B. ARENDS, 61, is President of Arends
                              Associates, Inc., of Albert Lea, Minnesota, an employee benefits company which he founded in 1983. Mr. Arends has also taught at both the high school and college levels. He was elected to the Board of Directors of the Company on August 15, 1993. Mr. Arends is a member of the Compensation Committee and the Audit Committee.

(Insert Photograph)           NICHOLAS J. SCHRUP, 65, was elected to
                              Interstate Power Company's Board of Directors in 1979. He is Chairman of the Board of American Trust & Savings Bank in Dubuque,
                              Iowa, holding that position since 1973. Mr.
                              Schrup is Chairman of the Compensation
                              Committee and is a member of the Executive
                              Committee.

(Insert Photograph)           WAYNE H. STOPPELMOOR, 61, was elected to
                              Interstate Power Company's Board of Directors in July 1986. He was elected President and Chief Executive Officer effective January 1,
                              1987 and was elected Chairman on May 1, 1990.
                              Mr. Stoppelmoor had served as Vice President of Administration beginning in 1978 and then
                              Executive Vice President starting in May
                              1985.  Mr. Stoppelmoor is Chairman of the
                              Executive Committee.


     Certain information regarding executive officers of the Company called for by applicable regulations of the SEC has been furnished in the Company's annual report on Form 10-K for 1994.

Committees of the Board

     The Company has a standing Executive Committee, present members of which are identified by reference information as to directors and nominees. This committee held no meetings during the year 1994. The functions performed by the Executive Committee include acting on behalf of the Board of Directors when necessary between meetings of the full Board of Directors.

     The Company has a standing Audit Committee, present members of which are identified by reference information as to directors and nominees. The Audit Committee held two meetings during the year 1994. The functions performed were briefly as follows: recommending to the Board of Directors the independent auditors to be employed by the Company, reviewing the planned audit scope, reviewing the results of the independent auditors' examination and reporting to the Board the results of such services with recommendations concerning the same.

     The Company has a standing Nominating Committee, present members of which are identified by reference information as to directors and nominees. The Nominating Committee held two meetings in 1994. The committee's function is to make recommendations to the Board for Board member succession, and as to the Board member compensation. While there are no formal procedures, the committee considers nominees brought to its attention by other members of the Interstate Power Company Board of Directors, members of management and Stockholders.

     The Company has a standing Compensation Committee, present members of which are identified by reference information as to directors and nominees. The Compensation Committee's functions are to recommend to the Board the compensation of the CEO and executive officers, the types and nature of employee benefit plans, and to prepare, as required by the Proxy Rules, a Compensation Committee report to be included in the Proxy Statement. The Compensation Committee held one meeting during 1994.

     NOTE: The total number of meetings (of all kinds) of the Board of Directors (together with Committee meetings) during the fiscal year 1994 was 12. All directors with the exception of Mr. Schrup attended all of the meetings of the Board and committees of the Board on which he or she served. During 1994 Mr. Schrup attended 63% of the aggregate of the total number of Board meetings and Committee meetings on which he served due to his recuperation from an illness.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

Security Ownership of Certain Beneficial Owners

     The Company represents that so far as is known to the management no person or group as of February 1, 1995 owns of record or beneficially more than 5% of the outstanding voting securities of the Company and no change of control of the Company has occurred since the beginning of its last fiscal year.

     The Company has no knowledge of any contractual arrangements, including pledge of its securities, the operation of the terms of which may at a subsequent date result in a change of the control of the Company.

Security Ownership of Management

     The directors and officers of the Company owned of record and beneficially on February 1, 1995, an aggregate of 27,903 shares of Common Stock of the Company, representing less than 1% of the shares outstanding.

     The Company represents that as of February 1, 1995, to the best of its knowledge beneficial ownership of shares of each class of equity securities of the Company by all directors and nominees individually, the CEO and certain named executive officers individually, and the directors and officers of the Company as a group is as follows:

                                        Amount and Nature
                                        of Beneficial        % of
Name of Nominee    Title of Class(1)    Ownership (2)(3)   Ownership

Alan B Arends         Common Stock           200               *

James E Byrns        Common Stock          2,769               *

Michael R Chase     Common Stock           4,714               *

Alfred D Cordes       Common Stock         2,356(4)            *

Donald E Hamill       Common Stock         1,898(4)            *

Joyce L. Hanes        Common Stock         1,452               *

Gerald L Kopischke    Common Stock         3,735(4)            *

Nicholas J Schrup     Common Stock         1,500               *

Wayne H Stoppelmoor   Common Stock         4,222(4)            *

William C Troy        Common Stock           280(4)            *

Officers and Directors as a
 group-14 in group   Common Stock         27,903(4)            *

* -  less than 1%


1) In addition to Common Stock, which is the only class of equity stock of the Company which presently has voting power for the election of directors, the Company also has, as equity securities, outstanding shares of Preferred Stock.

(2) Information with respect to beneficial ownership based upon information furnished by each officer or director and contained in filings made with the Securities and Exchange Commission.

(3) Includes shares in which said director or officer may have an indirect beneficial ownership by reason of the ownership of such shares by their spouses, dependent children or trusts.

(4) Includes 1,523 shares for Mr. Stoppelmoor, 1,319 shares for Mr. Kopischke, 1,362 shares for Mr. Hamill, 903 shares for Mr. Cordes, 195 shares for Mr. Troy and an aggregate of 9,388 shares for officers and directors. These shares are in the Company's 401(k) Plan as of December 31, 1994.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Compensation Committee Report

     The Compensation Committee is comprised of three members of the Board of Directors (Mrs. Hanes and Messrs. Arends and Schrup (Chairman)) none of whom is a current or former officer or employee of the Company.

     The compensation of the CEO and officers of the Company consist solely of base salary. Base salary levels for the Company's CEO and executive officers are competitively set by the Committee relative to other companies of similar size and purpose. Also, the Committee considers the individual officer's experience and performance. The Committee reviews executive compensation annually in order to determine base salaries for the following year. It is the aim of the Committee to determine salary levels that reward economic value delivered to Interstate Power Company's stockholders and customers and that attract, motivate, and retain executives of the highest quality. As guidelines in determining the CEO and officer salary levels, the Committee reviews the overall corporate performance, including earnings, the compensation levels of comparable utilities and general industry, and the salary recommendations of the Chief Executive Officer of the Company.

     During the discussion of the overall corporate performance, it was noted that the Company's low earnings for the 1993 year were for the most part the result of manufactured gas plant cleanup expense, abnormal weather over the past two years and unfavorable regulatory rulings. It was also noted that positives had occurred during the year. Revenue from electric and gas sales increased slightly which helped lessen the impact of increased costs of manufactured gas plant cleanup; interest costs on long-term bonds and other debt in mid-1993 and dividend costs were decreased by refinancing three issues of higher cost Preferred Stock and an issue of Preference Stock.

     The Committee reviewed a list of salaries of executives of the major publicly held companies doing business in Iowa as published by a major Iowa newspaper, and a similar list from the 1993 Edison Electric Institute's Executive Compensation Survey of Chief Executive Officers ("CEOs"), more specifically those companies west of the Mississippi River plus Wisconsin and Illinois that have revenues ranging from $90 million to $490 million. It has been determined that Mr. Stoppelmoor's salary should be aligned to the average total compensation of peer CEOs of the utilities surveyed and then internally each officer's salary is set at a percentage of the CEOs.

     In setting 1994 salaries, the Committee considered the progress made toward corporate goals of company-wide cost containment and the establishment of a strong record in the areas of customer service, economic development, and management efficiency. The Committee recommended to the Board of Directors an executive salary budget of 2.25% of the aggregate officers' salaries. The committee instructed the President to prepare a recommendation for each officer's salary, using the 2.25% salary budget. The recommended officers' salaries including a 1.2% increase in Mr. Stoppelmoor's annual base salary were presented to the Board of Directors for adoption. (The President's recommendations for 1994 officers' salaries were approved by the Board of Directors.)


                             Compensation Committee


Nicholas J. Schrup, Chairman       Joyce L. Hanes      Alan B. Arends


PERFORMANCE GRAPH

                            INTERSTATE POWER COMPANY
    Comparison of Five Year Cumulative Total Return* Among Interstate Power Company (IPW), Standard and Poor's Corporation (S & P) 500 Index & Edison Electric Institute (EEI) 100 Index of Investor Owned Electrics**


                     1989    1990    1991   1992   1993    1994

Interstate Power    100      108     154    151    157      135

S&P 500             100       97     126    136    150      152

EEI 100             100      101     131    141    156      138



Assumes $100 invested on January 1, 1990 in Interstate Power Company Stock,
S & P 500 Index and EEI 100 Index of Investor Owned Electrics    * Total
Return Assumes Reinvestment of Dividends  ** Fiscal Year Ending December
31.

Cash Compensation

     There is set forth below certain information concerning all compensation of the CEO and the four most highly compensated executive officers of the Company as to whom the total compensation exceeded $100,000 during the year 1994.


                                          Summary Compensation Table
                                              Annual Compensation
                                                       Other          All
Name and                                              Annual         Other
Principal Position          Year   Salary($)  Bonus Compensation  Compensation
   (a)                      (b)      (c)(1)    (d)       (e)        (i)(2)
Wayne H. Stoppelmoor        1994    245,000     0         0           $250
 President & CEO            1993    242,000     0         0             0
                            1992    220,000     0         0             0

Gerald L. Kopischke         1994    160,000     0         0           $250
 VP-Electric Operations     1993    157,000     0         0             0
                            1992    147,000     0         0             0

Michael R. Chase            1994    123,500     0         0           $250
 VP-Power Production        1993    118,000     0         0             0
                            1992    105,000     0         0             0

Donald E. Hamill            1994    118,000     0         0           $250
 VP-Budgets/Regulatory      1993    116,000     0         0             0
    Affairs                 1992    110,000     0         0             0

William C. Troy             1994    118,000     0         0           $250
 Controller                 1993    116,000     0         0             0
                            1992    110,000     0         0             0


(1) Column (c) includes any salary elective deferral pursuant to the Company's 401(k) Plan. The 401(k) Plan is available to all employees.

(2) Column (i) includes any company matching funds pursuant to the Company's 401(k) Plan. The Company matched $.25 on every dollar deferred by the participant up to a maximum match of $250. The option is available to all employees.

Compensation Committee Interlocks and Insider Participation

     The Board of Directors accepted the recommendations of the Compensation Committee for the 1994 salaries at the December 2, 1993 Board Meeting. The following interlocking and insider positions are required to be disclosed. Mr. Stoppelmoor is an employee of the Company and serves on the Board of Directors of American Trust & Savings Bank. Mr. Schrup who is on the Board of Directors of American Trust & Savings Bank is the Chairman of the Company's Compensation Committee.

Compensation Pursuant to Plans

     The Company's Pension Plan covers substantially all employees including officers. Pension Plan benefits depend upon credited service, age at retirement and compensation. At an assumed retirement age of 65, the normal retirement benefit for Pension Plan Participants is based on a formula that applies a factor of 1.17% to the participant's average annual compensation for the four highest consecutive years plus a factor of .35% to the participant's average compensation in excess of Social Security Covered Compensation multiplied by the number of accredited service years (maximum 35). Optional benefit forms are also available.

     The following table displays the maximum annual retirement benefits payable under the straight life annuity form of pension at the normal retirement age of 65 for specified remunerations and years of service under the Pension Plan provisions in effect December 31, 1994.


Average Annual
Compensation for
4 Highest Paid      Estimated Annual Benefits For Years of Service Listed
Consecutive Years     20 Years       25 Years       30 Years     35 Years
  $100,000            $28,698        $35,873        $ 43,047     $ 50,222
   125,000             36,298         45,373          54,447       63,522
   150,000             43,898         54,873          65,847       76,822
   175,000 or greater  43,898*        54,873*         65,847*      76,822*
*1994 maximum allowable by current law.

     For purposes of determining Pension plan benefits, compensation for each of the individuals listed in the Summary Compensation Table is the same as the amounts set forth in that table. The estimated full years of credited service for benefits at retirement under the Pension Plan for those executive officers listed in the Summary Compensation Table are:
Wayne H. Stoppelmoor, 35 years; Gerald L. Kopischke, 35 years; Michael R. Chase, 35 years; Donald E. Hamill, 35 years; and William C. Troy, 24 years.

     In addition to the Pension Plan, the Supplemental Retirement Plan
(SRP) amended in 1994 provides a supplemental retirement benefit for certain officers of the Company who meet Plan requirements. The Plan presently covers the President, all Vice Presidents, the Controller, and the Secretary and Treasurer ("certain executive officers"). Benefits begin at the normal retirement date (age 65) or a participant electing early retirement may begin receiving reduced benefits as early as age 55. For those certain executive officers retiring on or after January 1, 1994, the SRP (1) provides a retirement benefit per month equal to seventy-five percent of the individual's highest average monthly salary for any consecutive 12-month period of employment by Interstate prior to retirement, less the individual's qualified defined benefit retirement plan benefit and less the individual's social security benefit, and (2) provides a survivor benefit. The SRP may be funded in part from the general assets of the Company in addition to the purchase of cost recovery life insurance policies by the Company.

     The Company has an Amended Deferred Compensation Plan available to officers and non-employee directors and provides for deferral of salaries and fees with accrued interest. No officer has elected to defer during the year 1994.

     Effective January 1, 1988, the Company adopted a 401(k) Plan in which all Employees of the Company are eligible to participate, subject to meeting Plan eligibility requirements. Under the 401(k) Plan, an Employee Plan Participant may elect to have the Company contribute to a Trustee for the Employee's account, up to 15% of his or her compensation, as defined in the Plan, with a maximum contribution of $9,240 for the year 1994. Amounts of compensation elected to be deferred are immediately vested. Because the Company's 401(k) Plan meets the requirements of the Internal Revenue Code, Plan Participants will not be subject to current federal income tax on the salary amounts contributed on the Participant's behalf, or on earnings on the invested funds. Such earnings are subject to tax at times of distributions and/or withdrawal. Compensation so deferred will be invested by the Trustee. Effective January 1, 1994, the Company's 401(k) Plan was further amended to add employer matching contributions of up to 25% of an eligible employee's salary deferrals to a maximum match of $250 per year, along with a graduated five-year vesting period for employer funds.

Other Compensation

     No officer individually or officers as a group received "Other Annual Compensation of $50,000 or 10% of the salary and bonus reported in the Summary Compensation Table.

Stock Option and Stock Appreciation Right Plans

     No director or Officer of the Company held any options to purchase securities from the Company or its subsidiary during the year 1994.

Compensation of Directors

     During the period of January 1, 1994, to March 31, 1994 all directors who were not employees of the Company were paid $7400.00 per year plus $500.00 for each directors' meeting in which they participated. Also $500.00 was paid each non-employee director for each committee meeting held on a day separate from a scheduled Board meeting while $250.00 was paid for each committee meeting which they attended that was held the same day but not in conjunction with a Board meeting. Effective April 1, 1994, the annual retainer for non-employee directors was increased to $8,200.00 per year, and meeting fees on non-Board meeting days were increased to $550 and committee meetings on Board meeting days were increased to $275.

     All directors who were not employees received reimbursement of out-of-pocket expenses incurred in connection with directors' or committee meetings. Each director was included in the Company's group life insurance program.

                 RELATIONSHIP WITH INDEPENDENT PUBLIC AUDITORS

     The firm of Deloitte & Touche LLP has been selected to serve as the independent auditors for the Company for the fiscal year ending December 31, 1995. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting of stockholders of the Company scheduled for May 2, 1995 with the opportunity to make a statement and to be available to respond to appropriate questions.

                           1996 STOCKHOLDER PROPOSALS

     In order for stockholder proposals for the 1996 Annual Meeting of Stockholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in Dubuque, Iowa, on or before November 14, 1995.

                        POSSIBLE ADJOURNMENT OF MEETING

     In case the requisite vote to elect the nominees for directors proposed by the Company cannot be obtained at the date set for the meeting, it is the intention of the management, if it seems advisable to do so at the time, to adjourn the meeting to permit the solicitation of additional proxies.

     PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN
THE ENCLOSED ENVELOPE ON WHICH NO POSTAGE STAMP IS NECESSARY IF
MAILED IN THE UNITED STATES.

                         INTERSTATE POWER COMPANY

                         By       W. H. STOPPELMOOR
                              Chairman of the Board


March 20, 1995
Dubuque, Iowa.

(Logo appears
    Here)

                            INTERSTATE POWER COMPANY
                               COMMON STOCK PROXY

                    SOLICITED ON BEHALF OF BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 2, 1995













The undersigned hereby appoints W. H. STOPPELMOOR, J. C. MCGOWAN and D. D. JANNETTE, and each of them, with power of substitution, as proxies for the undersigned, to vote at the annual meeting of stockholders of INTERSTATE POWER COMPANY to be held in the Interstate Power Company Meeting Room, May 2, 1995, at 2:00 P.M. Central Daylight Time, or at any adjournment or adjournments thereof:

Please use an (X) to indicate your vote in the boxes below. (CHECK ONE BOX
ONLY)
THE Board of Directors recommends a vote FOR ALL NOMINEES.

ELECTION OF CLASS I DIRECTORS.
     The nominees, for terms ending in 1998, and until their respective sucessors shall have been duly elected and qualified are:

                       ALFRED D. CORDES and JOYCE L. HANES


            FOR all nominees named above             WITHHOLD AUTHORITY to
             (except as marked to the                vote for all nominees
                                                     named above.


     (INSTRUCTION:  to withhold authority to vote for any individual nominee strike a line through the nominee's name above.


     The undersigned hereby revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and, by filing this Proxy with the Secretary of the Company, gives notice of such revocation.

     THIS PROXY WILL BE VOTED AS INDICATED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED AND WILL BE VOTED IN
ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

     In order to assure that your shares will be represented at the meeting and to facilitate the tabulation of votes, PLEASE VOTE, DATE AND SIGN this proxy and return promptly in the enclosed envelope. If you attend the meeting and wish to change your vote, you may do so automatically by casting your ballot at the meeting.


DATED:                     , 1995
                                                       Stockholder

Please sign exactly as shown above.
                                                       Stockholder